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                                                                   EXHIBIT 23.1

                  [KEEFE, BRUYETTE & WOODS, INC. LETTERHEAD]

                                                  March 24, 1998

  We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Overton Bancshares, Inc. included as Appendix B to the Prospectus/Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Prospectus/Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  KEEFE, BRUYETTE & WOODS,
                                                  INC.

                                                      /s/ Craig R. McMahen
                                                  By: _________________________
                                                  Name: Craig R. McMahen
                                                  Title: Vice President